Exhibit 6

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Spanish, and in case of any divergence, discrepancy or difference between this version and the Spanish version, the Spanish version shall prevail. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at their own risk.

COMPAÑIA DE MINAS BUENAVENTURA S.A.A.

Wednesday, March 27, 2024

Sirs.

Superintendency of the Securities Market

Present.

MATERIAL FACT : Notice of Resolutions of the Convened Shareholders’ Meeting

In accordance with the provisions of the Regulation of Material Facts and Reserved Information, approved by Resolution SMV No. 005-2014-SMV/01, we communicate the following information:

Legal Entity : COMPAÑIA DE MINAS BUENAVENTURA S.A.A.

Type of Meeting : General Shareholders’ Meeting

Date : 03/27/2024

Time : 08:00 a.m.

Description Material Fact : THE 6 ITEMS PROPOSED TO THE GENERAL SHAREHOLDERS’ MEETING WERE APPROVED BY THE SHAREHOLDERS IN ATTENDANCE.

Comments :

The following items were discussed:

•	Election or Removal of Directors

•	Approval of the Social Management (Financial Statements and Annual Report)

•	Distribution or Application of Profits

•	Remuneration to the Board of Directors -–fiscal year 2023: THE PROPOSED REMUNERATION TO THE BOARD OF DIRECTORS FOR THE YEAR 2023 WAS APPROVED.

•	Appointment of external auditors for fiscal year 2024: APPROVED THE APPOINTMENT OF THE FIRM TANAKA, VALDIVIA Y ASOCIADOS, PARTNERS IN PERU OF EY, AS OUR EXTERNAL AUDITORS FOR FISCAL YEAR 2024.

•	Report on ESG criteria: INFORMATIVE MATTER NOT SUBJECT TO APPROVAL.

INFORMATION ON THE DISTRIBUTION OR APPROPRIATION OF EARNINGS

Details of the Profit Distribution:

THE PROPOSED DIVIDEND DISTRIBUTION WAS APPROVED.

Details of Cash Dividend Delivery

Concept: Cash Dividends Results

Concept: Accumulated Results

Year: 2014

Amount to be Distributed: $20,000,000

Detail of Dividends per Share

Type of Stock: BUENAVC1 - COMMON STOCK

Number of Shares: 274,889,924

Amount of Dividend per Share: $0.0726

Remarks:

Type of Stock: BUENAVI1 - INVESTMENT STOCK

Number of Shares: 774,640

Amount of Dividend per Share: $0.0726

Remarks:

Digitally Signed by:

DANIEL DOMINGUEZ VERA

Date: 03/27/2024 12:26:39 p.m

COMMUNICATION DETAILS OF RECORD DATE AND DELIVERY FOR DISTRIBUTION OR APPLICATION OF PROFITS

Earnings Distribution Concept: 2014-Accumulated Results,

Type of Security: GOODVC1 COMMON STOCK

Record Date: 04/18/2024

Security Type: BUENAVC1 COMMON STOCK

Delivery Date: 05/03/2024

Security Type: BUENAVI1 INVESTMENT STOCK

Record Date: 04/18/2024

Security Type: BUENAVI1 INVESTMENT STOCK

Delivery Date: 05/03/2024

Observations: Note 1: The Dividend corresponding to Common Shares also applies to the holders of ADR’s, being one (1) ADR equivalent to one (1) common share.

Note 2: The record date and payment date for ADR holders will be communicated when established by the Bank of New York Mellon (depositary bank).

FINANCIAL REPORTING COMMUNICATION DETAILS

Type of Information: Audited Annual Individual and Annual Report

Reporting Period: 2023

Comments:

COMMUNICATION DETAILS OF CHANGES IN SHAREHOLDING AND POSITIONS OF RELATED PARTIES

Comments: THE TWO DIRECTORS APPOINTED ARE IN ADDITION TO THE SEVEN MEMBERS ELECTED BY THE GENERAL SHAREHOLDERS’ MEETING HELD ON MARCH 31, 2023, WHICH APPOINTED THE BOARD OF DIRECTORS FOR THE PERIOD MARCH 2023 - MARCH 2026.

Type of Related: BOARD OF DIRECTORS

Type of Movement: CHANGE

BOARD OF DIRECTORS: ARRIAGADA HERRERA, IVAN DAGOBERTO

Position: DIRECTOR

Initial Dates: 03/27/2024

Independent Director: NO

Type of Relation: BOARD OF DIRECTORS

Type of Movement: CHANGE

BOARD OF DIRECTORS: LUKSIC LEDERER, ANDRONICO GUILLERMO

Position: DIRECTOR

Initial Dates: 03/27/2024

Independent Director: NO

RELATION TYPE	NAME	POSITION
BOARD OF DIRECTORS	ARRIAGADA HERRERA, IVAN DAGOBERTO	DIRECTOR
BOARD OF DIRECTORS	BENAVIDES GANOZA, RAUL EDUARDO PEDRO	DIRECTOR
BOARD OF DIRECTORS	BENAVIDES GANOZA, ROQUE EDUARDO	PRESIDENT OF THE BOARD OF DIRECTORS
BOARD OF DIRECTORS	BERNEX WEISS DE FALEN, NICOLE EDEL LAURE MARIE	DIRECTOR
BOARD OF DIRECTORS	BETZHOLD HENZI, JORGE F.	DIRECTOR
BOARD OF DIRECTORS	CHAMPION, WILLIAM HENRY	DIRECTOR
BOARD OF DIRECTORS	DE LA TORRE DE LA PIEDRA, DIEGO EDUARDO M	DIRECTOR
BOARD OF DIRECTORS	LUKSIC LEDERER, ANDRONICO GUILLERMO	DIRECTOR
BOARD OF DIRECTORS	ZALDIVAR GARCIA, MARCO ANTONIO	DIRECTOR

Cordially,

DANIEL DOMINGUEZ VERA

STOCK REPRESENTATIVE

COMPAÑIA DE MINAS BUENAVENTURA S.A.A.